UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2023

BLACKBOXSTOCKS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLBX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to the Amended Letter of Intent

On November 24, 2023, Blackboxstocks, Inc., a Nevada corporation (the “Company”) entered into a Binding Amendment to Amended Letter of Intent (the “LOI Amendment”) with Evtec Group Limited, Evtec Automotive Limited, and Evtec Aluminium Limited (collectively, “Evtec”), which amends a non-binding Amended Letter of Intent (the “LOI”) dated April 14, 2023. Pursuant to the LOI Amendment, the Company has agreed to continue to negotiate in good faith to consummate a proposed acquisition of Evtec contemplated by the LOI (the “Proposed Transaction”), subject to the terms of the LOI Amendment.

As a condition to the Company’s continued good faith negotiations regarding the Proposed Transaction, Evtec has agreed to (i) pay the Company aggregate extension fees totaling $400,000 which are to be guaranteed by a credit worthy affiliate of Evtec, (ii) provide extension loans of up to $400,000 to the Company if the Proposed Transaction has not closed on or before certain dates, (iii) pay the Company amounts in cash equal to any documented legal fees and third-party expenses incurred or payable by the Company in connection with the Proposed Transaction up to $175,000, including any such expenses incurred prior to the date of the LOI Amendment, (iv) forfeit and return 2,400,000 shares of the Company’s Series B Convertible Preferred Stock, $0.001 par value per share (the “Blackbox Series B Shares”) acquired by Evtec Group Limited under the terms of that certain Securities Exchange Agreement dated June 9, 2023 (the “Exchange Agreement”), and (v) permit the Company to convert each of the 4,086 preferred shares of Evtec Group Limited issued to the Company pursuant to the Exchange Agreement into one ordinary share of Evtec Group Limited.

Forfeiture Agreement

As provided for in the LOI Amendment, Evtec Group Limited entered into an agreement with the Company dated November 28, 2023 (the “Forfeiture Agreement”) in which Evtec Group Limited agreed to forfeit all of its right, title and interest in and to the 2,400,000 Blackbox Series B Shares acquired by Evtec Group Limited pursuant to the Exchange Agreement in order to further induce the Company to continue to negotiate in good faith to consummate the Proposed Transaction. Pursuant to the Forfeiture Agreement, the Company has no obligation to make any payment to Evtec Group Limited, in cash or otherwise, for any such Blackbox Series B Shares that are so forfeited. The Blackbox Series B Shares forfeited by Evtec Group Limited were cancelled as of the date as of the date of the Forfeiture Agreement.

The foregoing descriptions of the LOI Amendment and the Forfeiture Agreement do not purport to be complete and are subject to, and are qualified in its entirety by reference to, the full text of the LOI Amendment and the Forfeiture Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report on Form 8-K.

Exhibits	Description
10.1	Amendment to the Amended Letter of Intent among Blackboxstocks Inc., Evtec Group Limited, Evtec Automotive Limited, and Evtec Aluminium Limited dated November 24, 2023
10.2	Forfeiture Agreement between Blackboxstocks Inc. and Evtec Group Limited dated November 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2023	Blackboxstocks Inc.

	By:	/s/ Gust Kepler
Gust Kepler President and Chief Executive Officer